Exhibit 1.01

Qorvo, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2015

Introduction

Products of Qorvo, Inc. (referred to collectively with its wholly owned subsidiaries in this report as the “Company”, “we”, “us”, or “our”) intentionally contain tin, tantalum, tungsten, and gold (“3TG metals” or “conflict minerals”), and these metals are necessary to the functionality and production of our products. We have conducted a good faith Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of these conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”), or are from recycled or scrap sources. As a result of the RCOI, we have determined that at least one of the smelters or refiners (herein collectively referred to as “smelters”) in our suppliers’ supply chains is sourcing conflict minerals from the Covered Countries. Further, some of our suppliers have not yet identified all of the smelters in their supply chains, and we are uncertain as to some smelters’ origins of conflict minerals. Therefore, we are required to exercise “due diligence” on the sourcing of the 3TG metals used in our products, and report on that due diligence in this Conflict Minerals Report.

Qorvo (NASDAQ:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo has more than 7,300 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry's broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited 'Trusted Source' (Category 1A) for GaAs, GaN and BAW products and services. For the industry's leading core RF solutions, visit www.qorvo.com.

In this Conflict Minerals Report, we will address the following:

•	The due diligence design of our Conflict Minerals Program;

•	A description of due diligence measures taken;

•	The results of and conclusion of our due diligence measures;

•	The processing facilities used in our supply chain (i.e., “smelters”); and

•	Steps to be taken to improve our due diligence measures for the year ending December 31, 2016.

We are providing this Conflict Minerals Report pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”).

Due Diligence Design

Qorvo’s Conflict Minerals Program was designed to conform to the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”). Currently, this is the foremost internationally recognized due diligence framework. The OECD framework encompasses the following steps:

1.	Establish strong company management systems;

2.	Identify and assess risk in the supply chain;

3.	Design and implement a strategy to respond to identified risks;

4.	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and

5.	Report on supply chain due diligence.

As outlined in the OECD Guidance, the internationally recognized standard on which our system is based, we support an industry initiative that audits smelters’ due diligence activities. That industry initiative is the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) Conflict-Free Sourcing Initiative (“CFSI”). The data on which we relied for certain statements in this Conflict Minerals Report was obtained through our membership in the CFSI, using the RCOI report for QRVO.

Due Diligence Measures Taken

1. Establish strong company management systems.

Qorvo has adopted and continues to maintain a Conflict Mineral Policy, which is publicly available, and can be obtained by emailing a request to ConflictMinerals@qorvo.com. Key elements of our policy include:

•	Our commitment to ensure that our products are not contributing to the ongoing conflict in the Covered Countries;

•	Our commitment to responsible sourcing within the Covered Countries; and

•	Our commitment to inform stakeholders of pertinent sourcing information learned as we survey our supply chain (i.e., whether any 3TG metals came from the Covered Countries).

We have maintained an internal Conflict Minerals team to support supply chain due diligence and implement our Conflict Mineral Policy. The Conflict Minerals team periodically reports on the status of Qorvo’s Conflict Minerals Program to senior management.

We engaged a third party auditor to review the Qorvo Conflict Minerals Program’s due diligence design and implementation. This review was not a complete Independent Private Sector Audit (“IPSA”) as required to declare products “DRC Conflict Free.” Rather, the purpose of this review was to prepare for potential future declarations and serve as an independent review of and provide continued improvement to our Conflict Minerals Program.

We are an active member of the CFSI and participate on several sub-teams. Through our CFSI membership, we are able to contribute to the organization’s ongoing work in identifying and auditing due diligence practices of smelters. We participate on teams that:

•	Determine if facilities are smelters;

•	Engage smelters in the Conflict-Free Smelter Program;

•	Manage tools for CFSI members to determine the status of facilities provided to them by their supply chains;

•	Manage the development of the Conflict Minerals Reporting Template (“CMRT”) form; and

•	Develop best practices for supply chain due diligence.

We are also a member of IPC (an electronics industry trade group and standards making body – see www.ipc.org ) and participate in the development of standards guiding the exchange of conflict mineral data within the supply chain.

Qorvo has established an anonymous “whistleblower” policy for employees and external parties to submit any concerns about ethical issues, or any grievances regarding our policies and practices (see http://ir.qorvo.com/corporate-governance.cfm and select “Whistleblower Policy” under “Policies and Procedures”).

2. Identify and assess risk in the supply chain

We use our internal product compliance tool to identify which suppliers provide us with components or materials that contain any of the 3TG metals. We use the CFSI CMRT to collect sourcing information from these suppliers, and we evaluate their responses for completeness, logic, and degree of smelter identification based on established criteria. We have implemented a third party software solution to help collect and manage supplier CMRT data. This software solution performs an analysis on supplier CMRTs based on a set of validation rules that we designed in collaboration with the third party.

The CMRT analysis is broken into three categories:

1.	Errors – this includes checking for all mandatory fields in a supplier’s template, and any logical inconsistences with their data. A CMRT will not be accepted to the system until errors are corrected.

2.	Actions required – this includes asking the supplier to perform further due diligence or provide additional information regarding its CMRT.

3.	Smelter Actions required – this includes asking the supplier to perform further actions on specific smelter listings.

All suppliers are emailed the results of their CMRT analysis through our third party software solution.

We also utilize several tools available to CFSI members to review our suppliers’ smelter lists and assess the level to which they have vetted their own supply chain relative to the originating smelter.

3. Design and implement a strategy to respond to identified risks.

We do not directly purchase from any smelters, nor do the majority of our suppliers. Because the electronics industry is not the most significant industry for any of the conflict minerals, except for tantalum, and we are not direct customers of smelters, we have very little influence over the smelters’ sourcing.

For those smelters that are sourcing from, or for which there is reason to believe they may be sourcing from the Covered Countries, and are not on the CFSP lists or active in the CFSP, we engage the direct supplier and perform further due diligence. Based on information provided by the direct supplier, including information it provides about its supply chain, our normal operating procedures are to:

1.
Continue trade with the direct supplier, while the direct supplier continues to work the risk mitigation process through its supply chain. Such steps would include communicating with and beginning engagement in the CFSP.

2.
If the mitigation process failed and the smelter refused to engage with the CFSP, we would require the direct suppliers to identify and use alternate suppliers whose conflict mineral-processing smelters participate in the CFSP.

Our Product Compliance Team reports to senior management semi-annually regarding the status of our Conflict Minerals Program. Our Product Compliance team further reports the findings of the supply chain assessment to the Chief Financial Officer of Qorvo, who is the executive sponsor of our conflict minerals initiatives.

4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

We do not have the resources or expertise to audit the smelters in our supply chain. We use the resources available from our participation in the CFSI to provide more information to our suppliers to help them get the smelters in their supply chain to participate in the CFSP. We encourage smelters in our supply chain both directly and through our direct suppliers to participate in the CFSP.

5. Report on supply chain due diligence.

We have filed this Conflict Minerals Report with the SEC, and it is available on our website at http://ir.qorvo.com/sec.cfm.

Findings

Qorvo made great progress in 2015 with respect to identifying the sourcing of conflict minerals in our products. Although all of the suppliers have not yet identified all of the smelters in their supply chains, we continue to progress towards this goal.

At the end of 2015, 253 facilities were identified as possible smelters in Qorvo’s supply chain. As of April 18, 2016, of these 253 facilities:

•	248 are known smelters by the CFSI:

◦	190 are compliant to the CFSP;

◦	29 are active in the CFSP or are Tungsten Industry-Conflict Minerals Council (“TI-CMC”) members who will undergo a CFSP Audit in the near future;

◦	12 are in communication with the CFSI and are interested in joining the CFSP; and

◦	17 facilities require further outreach to bring them into the CFSP.

•	5 facilities are known to not be legitimate smelters.

In addition to the foregoing data regarding the facilities of which we are aware, we have five suppliers that have not yet identified 100% of their smelters, and one supplier that did not provide any sourcing information for 2015.

Unfortunately, due to these limitations in our sourcing information, we are unable to determine the origin of all of the conflict minerals contained in our products at this time. Although we have not identified any conflict minerals in our supply chain that have supported the ongoing conflict in the Covered Countries, we cannot affirm that our products are “DRC conflict free” at this time (this can be considered as equivalent to stating our products are “DRC conflict undeterminable”). This determination is made with respect to all Qorvo products.

Processing Facilities (Smelters) not known to be “DRC Conflict Free”

Since we have determined that we are unable to identify the sourcing information for all of the smelters in our supply chain, we are required to identify, if known, the facilities (i.e., smelters) that processed the 3TG metals in our products, and if known, the country of origin of those metals, and to describe the efforts to determine the mine or location of origin with the greatest possible specificity.

As a member of the CFSI, we rely on the sourcing information disclosed during the CFSP’s third party auditing process. We believe this to be the most reasonable and accurate method of determining the mines or locations of origin for conflict minerals. In addition to the smelters listed in the tables below, our suppliers submitted other facilities that we believe are not smelters at this time. They are not listed in this Conflict Minerals Report as being “processing facilities” under Rule 13p-1. We continue to work with our suppliers to identify the legitimate smelters in our supply chain.

In the section above, we have stated that 190 smelters in our supply chain are compliant to the CFSP. These smelters are listed in Table 1 below.

Of the 58 remaining known smelters, we classify another 29 smelters as “active” in the CFSP. They are either working with the CFSP on completing their sourcing audits, or are working to close any findings. Of these active smelters, six are TI-CMC members (see www.ti-cmc.org ). TI-CMC members have agreed to undergo a sourcing audit within two years of becoming a TI-CMC category A member (see http://www.ti-cmc.org/ti-cmc_framework.pdf). These six TI-CMC members have self-declared their sourcing, and none of them have declared they are sourcing from the Covered Countries. These smelters are listed in Table 2 below.

For the remaining 29 smelters, 12 smelters are in communications with the CFSP. These smelters are listed in Table 3 below.

Of the remaining 17 smelters, 3 smelters are London Bullion Market Association (“LBMA”) members in various stages of getting their Responsible Gold certificate (either setting up the audit, reviewing or closing findings of the audit, or have passed the audit but not yet listed in the CFSI list for gold smelters). The status of these smelters, listed in Table 4 below, can be found at http://www.lbma.org.uk/Default.aspx?CCID=21993&FID=141296&ExcludeBoolFalse=True&ID=/refiners-gold-current.

For the remaining 14 smelters, we do not have any sourcing information, and we do not have any supplemental information to provide any risk indications that these smelters are not sourcing from the Covered Countries in a responsible manner. These smelters are listed in Table 5 below.

Calendar Year 2016 Due Diligence Planned Improvements

For the year ending December 31, 2016, we plan to take the following actions to mitigate the risk that our necessary conflict minerals benefit armed groups in the Covered Countries:

•	Provide additional guidance to relevant suppliers on conflict minerals reporting and the use of the CMRT;

•	Simplify the process by which we gather, maintain and monitor the conflict minerals data from our suppliers;

•
Continue to work with those suppliers who have provided incomplete smelter information, or have identified facilities that are not smelters in their CMRT and drive them to 100% identification of the smelters in their supply chains;

•	Further communicate to suppliers the importance of using smelters that are compliant to the CFSP, or equivalent;

•	Continue our active participation in the CFSI, including the engagement of smelters in the CFSP; and

•	Continue to work towards making our supplier resources more readily available.

Table 1. Smelters that are compliant to the CFSP (as of 18-Apr-2016)

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	DODUCO GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	Elemetal Refining, LLC	CID001322	UNITED STATES
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Ltd. Hong Kong	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Materion	CID001113	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	TURKEY
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Précinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Republic Metals Corporation	CID002510	UNITED STATES
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	Schone Edelmetaal B.V.	CID001573	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES
Gold	Valcambi S.A.	CID002003	SWITZERLAND

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Gold	Western Australian Mint trading as The Perth Mint	CID002030	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES
Tantalum	Duoluoshan	CID000410	CHINA
Tantalum	Exotech Inc.	CID000456	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck GmbH Goslar	CID002545	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Mineração Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining & Smelting	CID001192	JAPAN
Tantalum	Molycorp Silmet A.S.	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	Plansee SE Liezen	CID002540	AUSTRIA
Tantalum	Plansee SE Reutte	CID002556	AUSTRIA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CHINA
Tantalum	Zhuzhou Cemented Carbide	CID002232	CHINA
Tin	Alpha	CID000292	UNITED STATES
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	BRAZIL
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	CV Gita Pesona	CID000306	INDONESIA
Tin	CV Serumpun Sebalai	CID000313	INDONESIA
Tin	CV United Smelting	CID000315	INDONESIA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Dowa	CID000402	JAPAN

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Tin	Elmet S.L.U.	CID002774	SPAIN
Tin	EM Vinto	CID000438	BOLIVIA
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES
Tin	Metallo-Chimique N.V.	CID002773	BELGIUM
Tin	Mineração Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	CID001337	BOLIVIA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT BilliTin Makmur Lestari	CID001424	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID001438	INDONESIA
Tin	PT Inti Stania Prima	CID002530	INDONESIA
Tin	PT Justindo	CID000307	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Wahana Perkit Jaya	CID002479	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	CID002706	BRAZIL
Tin	Rui Da Hung	CID001539	TAIWAN
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	VQB Mineral and Trading Group JSC	CID002015	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	BRAZIL
Tin	Yunnan Tin Company Limited	CID002180	CHINA

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	H.C. Starck GmbH	CID002541	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	GERMANY
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	VIETNAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA

Table 2. Smelters that are active in the CFSP (as of 18-Apr-2016), including TI-CMC Members

Gold	Advanced Chemical Company	CID000015	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	Cendres + Métaux S.A.	CID000189	SWITZERLAND
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	Faggi Enrico S.p.A.	CID002355	ITALY
Gold	Geib Refining Corporation	CID002459	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	POLAND
Gold	Korea Zinc Co., Ltd	CID002605	KOREA, REPUBLIC OF
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIETNAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIETNAM
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIETNAM
Tin	Phoenix Metal Ltd.	CID002507	RWANDA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIETNAM
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES
Tungsten	Pobedit, JSC	CID002532	RUSSIAN FEDERATION

Table 3. Smelters that are in Communication with the CFSP (as of 18-Apr-2016)

Gold	Caridad	CID000180	MEXICO
Gold	Chugai Mining	CID000264	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	Hwasung CJ Co., Ltd.	CID000778	KOREA, REPUBLIC OF
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Korea Metal Co., Ltd.	CID000988	KOREA, REPUBLIC OF
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	SAMWON Metals Corp.	CID001562	KOREA, REPUBLIC OF
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA

Table 4. Smelters that are LBMA Members (as of 18-Apr-2016)

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN

Table 5. Remaining Smelters in Qorvo’s Supply Chain (as of 18-Apr-2016)

Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	CHINA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	L'azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Sabin Metal Corp.	CID001546	UNITED STATES
Gold	So Accurate Group, Inc.	CID001754	UNITED STATES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA

Forward-Looking Statements
This Conflict Minerals Report contains forward-looking statements, including statements regarding our due diligence planned improvements, and other statements preceded by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “goal,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “reasonably,” “should,” “thinks,” “will” or the negative of these terms or other comparable terminology, and include, among others, our planned improvements. These statements are only predictions or our current intentions. We do not guarantee future activities, performance or achievements, which could be affected by, among other things, changes in Rule 13p-1, interpretations of Rule 13p-1, international due diligence frameworks, law, our internal allocation of resources or emphasis, customer demands or expectations, and the cooperation of suppliers. We do not intend to update any of the forward-looking statements after the date of this Conflict Minerals Report. These forward-looking statements are made in reliance upon the safe harbor provision of The Private Securities Litigation Reform Act of 1995.